UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 21, 2004

                                  ELINEAR, INC.

--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                       0-7418                     76-0478045
-----------------------      ------------------------        -------------------
(State of organization)      (Commission File Number)          (IRS Employer
                                                             Identification No.)


2901 West Sam Houston Parkway North,  Suite E-300                  77043
-------------------------------------------------            -------------------
Houston, TX

(Address of principal executive offices)                         (Zip Code)

          Registrant's Telephone Number, including area code: (713) 896-0500

          Former name or former address, if changed since last report: Not Applicable

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT  OF  PRINCIPAL  OFFICERS.

     On December 21, 2004, Kevan M. Casey announced his resignation as Chief Executive Officer of eLinear, Inc. (the "Company"). Mr. Casey will remain as chairman of the Board of Directors of the Company (the "Board"), chairman of the executive committee and managing director of business development.

     On December 21, 2004, Michael Lewis was promoted to fill the vacancy created by Mr. Casey's resignation, and elected to serve as a member of the Board, effective January 1, 2005. Mr. Lewis will also retain his title of president. As of the date of the filing of this report, it has not been determined which Board committee(s), if any, he will serve.

     Mr. Lewis has served as the Company's executive vice president of sales and operations since May 25, 2004, and became its president in August 2004. From May 2002 to May 2004, Mr. Lewis served as president of LIBAC Corporation, a start-up software company targeted at the financial planning industry. From December 2001 to August 2002, Mr. Lewis was the Chief Operating Officer for UnBound Technologies, a wireless technology company. From November 1996 to March 2001, Mr. Lewis served as senior vice president and general manager for Computer Tech, a Houston-based integrator. From March 1991 through October 1996, Mr. Lewis served as general manager for CompuCom Systems, Inc.

     Mr. Lewis has not been involved with a related transaction or relationship as defined by Item 404(a) of Regulation S-B between the Company and himself. Additionally, Mr. Lewis has no family relations with the Company as defined by
Item 401(c) of Regulation S-B. Further, there is no arrangement or understanding between Mr. Lewis and any other person pursuant to which Mr. Lewis was selected as a director.

     In connection with his appointment as an executive officer in May 2004 and for executing an employment agreement, the Company granted to Mr. Lewis an option to purchase 450,000 shares of the Company's common stock. These five-year options were issued under the Company's 2003 Stock Option Plan and are exerciseable at $2.00 per share. One hundred twelve thousand and five hundred shares of Company common stock vests on January 14, 2005, and 112,500 shares of Company common stock shall vest on each anniversary date thereafter. Additionally, Mr. Lewis is paid a base salary of $96,000 per year, paid monthly. Mr. Lewis' employment agreement contains confidentiality and non-compete provisions consistent with his fiduciary duty obligations owed to the Company. The securities to be issued to Mr. Lewis will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBIT

     (c)   Exhibits

The following exhibits are to be filed as part of this 8-k:

     EXHIBIT NO.       IDENTIFICATION OF EXHIBIT
     ----------        -------------------------

        99.1           Press Release dated December 22, 2004




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          ELINEAR, INC.



                                          By:  /s/ Michael Lewis
                                          ----------------------
                                          Michael Lewis, Chief Executive Officer



DATE:  December 28, 2004

                                  EXHIBIT INDEX



EXHIBIT NO.        IDENTIFICATION OF EXHIBIT
----------         -------------------------

     99.1          Press Release dated December 22, 2004


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